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                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is effective June 1, 2001, by and between Meadowbrook, Inc., and Meadowbrook Insurance Group, Inc., (hereinafter referred to as the "Company"), and Michael
G. Costello (hereinafter referred to as the "Executive").

                                    RECITALS:

         WHEREAS, the Company and the Executive desire to set forth their respective rights and obligations in connection with the employment of the Executive by the Company by entering into a contract of employment;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements and understandings contained herein, the parties hereto agree as follows:

                                   AGREEMENT:

         1. EMPLOYMENT. The Company agrees to employ the Executive during the Employment Term (as such term is hereinafter defined in Paragraph 5.) and the Executive hereby accepts such employment by the Company, subject to the terms and conditions hereinafter set forth and the Company's Associate Manual (hereinafter referred to as the "Manual"). To the extent that the terms and Conditions of this Agreement conflict with the Manual, this Agreement shall control while in effect.

         2. RESPONSIBILITIES AND DUTIES. The Executive shall be employed as the Company's Senior Vice President and General Counsel or in such other position(s) and with such responsibilities and duties as the President of the Company may from time to time determine. The Executive shall devote his full working time to the performance of his responsibilities and duties hereunder.

         3. COMPENSATION. In consideration of the performance by Executive of his obligations during the Employment Term, the Company will during the Employment Term pay the Executive:

                  (A) BASE SALARY. A base salary of not less than $16,749.00 per month. Such Base Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. Any increases in the Base Salary shall be determined by the Company.

                  (B) DISCRETIONARY BONUS. A discretionary bonus targeted at forty percent (40%) of Executive's Base Salary. This discretionary bonus may be paid at the sole discretion of the Company and will be based on attainment of:






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                           (1) Corporate Goals (growth & profit);
                           (2) Profit Center Goals; and
                           (3) Personal Goals and Objectives.

                           The Company reserves the right to amend the Discretionary Bonus target of the Executive and/or the bonus formula described in Section 3 (B)(1)-(3).

                  (C)      SEVERANCE.

                           (1) WITHOUT CAUSE OR CHANGE IN CONTROL TERMINATION. In the event Executive's employment is terminated by the Company during the Employment Term without Cause or as a result of Change in Control of the Company:

                                    A. Executive shall be paid a severance equal to twelve (12) months of his Base Salary. This severance shall be paid bi-monthly in accordance with the Company's regular payment schedule of its employees. The Company's obligation to pay this severance shall immediately cease on the date the Executive commences any subsequent comparable employment;

                           (2) FOR CAUSE TERMINATION.

                                    A. For purposes of this Agreement, "Cause" shall mean:

                                            (I) the failure by the Executive to
                                            obey the reasonable and lawful
                                            orders of the President of the
                                            Company;

                                            (II) misconduct by the Executive
                                            that is materially  injurious to the
                                            Company; or

                                            (III) the Executive engaging in
                                            dishonest activities injurious to
                                            the Company;

                                    B. Should the Executive's employment be
                                    terminated by the Company for Cause during the Employment Term, this Agreement shall be terminated forthwith without notice or payment in lieu thereof and the Executive shall not be entitled to receive any other consideration (beyond consideration accrued to the date of dismissal that is owing but not yet paid) from the Company; and





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                                    C. In the event the Executive's employment
                                    is terminated by the Company during the
                                    Employment Term for Cause, the Executive shall be paid no severance payments.

                  (D) CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" shall be defined as any purchaser acquiring 50% or more of the outstanding shares of Meadowbrook Insurance Group, Inc.

         4. OTHER BENEFITS. The Executive shall also be entitled to such additional benefits as outlined in the Manual during the Employment Term or severance period, with the exception of 401-K participation during the severance period.

         5. EMPLOYMENT TERM. The period of the Executive's employment by the Company under this Agreement (the "Employment Term") shall commence on June 1, 2001 and shall continue through December 31, 2003 (and annually thereafter as provided below) or the earliest date on which any of the following events occurs:

                  (A)      the death or retirement of the Executive;

                  (B) the date on which the Company discharges the Executive by reason of the Executive's Total Disability. For purposes of this Agreement, "Total Disability" shall have the same meaning as used in the Manual and consistent with the Long Term Disability Benefits of the Company;

                  (C) a mutual written agreement between the Company and the Executive regarding an early termination date; or

                  (D) the date on which the Company terminates the Executive's employment for Cause as recited in Paragraph 3 (C) (2).

Either party hereto may elect not to renew this Employment Agreement by giving the other party written notice on or before June 30, 2003. If written notice of the election not to renew this Agreement is not provided on or before June 30, 2003, and annually thereafter, this Agreement shall renew for an employment term of one (1) year commencing January 1, 2004, and annually thereafter.

         6. CONFIDENTIAL INFORMATION AGREEMENT. Executive hereby reaffirms the Confidential Information Agreement, executed by him and dated January 15,1996, and agrees that it shall remain in full force and effect;

         7. BINDING EFFECT; ASSIGNMENT. The Company may assign this Agreement to any of its affiliates or their successors or assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its affiliates and their successors and





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assigns. This Agreement shall be binding upon and shall inure to the benefit of the Executive. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives.

         8. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         9. NOTICES. All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand (including by courier), mailed by registered or certified mail, postage prepaid (return receipt requested), or sent by facsimile transmission, as follows:

         If to the Executive:               If to the Company:

         To the address on file             MEADOWBROOK, INC
         with the Company's                 Attn:  Human Resources
         Human Resources                    26600 Telegraph Road, Suite 300
         Department as the                  Southfield,  MI  48034
         Executive's home address.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or, if mailed upon receipt thereof; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

         10. SEVERABILITY. If any provision of this Agreement, or any application thereof to any circumstance, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

         11. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan, excluding any choice of law rule requiring application of the law or any other jurisdiction. Any action arising out of or relating to this Agreement, its performance, enforcement or breach, will be venued in the Circuit Court for the County of Oakland, State of Michigan.





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         12. ENTIRE AGREEMENT. This Agreement and Confidential Information and
Non-Solicitation Agreement which is reaffirmed and incorporated by reference, set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, written or oral, between them as to such subject matter.

         13. HEADINGS. The headings contained herein are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and effective as of the date first written above.

WITNESSES:                                  MEADOWBROOK INSURANCE
                                            GROUP, INC.



--------------------                        ------------------------
                                            By: Robert S. Cubbin
                                            Its: President & COO


                                            MEADOWBROOK, INC.


--------------------                        ------------------------
                                            By: Robert S. Cubbin
                                            Its:  President


--------------------                        ------------------------
                                            Michael G. Costello





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